Exhibit 32.1

SECTION 1350 CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, Walter Geldenhuys, President, Chief Executive Officer and Chief Financial Officer of Advanced Voice Recognition Systems, Inc. (the Company), certify, that pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code:

(1)

The Company’s Quarterly Report on Form 10-Q for quarterly period September 30, 2014, as filed with the Securities and Exchange Commission on the date hereof (the Report) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)

Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

/s/ Walter Geldenhuys
Walter Geldenhuys
President, Chief Executive Officer and Chief Financial Officer
November 11, 2014